Exhibit 2.2

**CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED
FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS
THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR
CONFIDENTIAL.**

CONFIDENTIAL

RELEASE AGREEMENT

This Release Agreement (this “Agreement”) is made and entered into as of August 23, 2024, by and between Bangarang Enterprises, LLC, a California limited liability company (d/b/a Bangarang Group) (“Bangarang”), and Stran Loyalty Solutions, LLC, a Nevada limited liability company (the “Purchaser”). Capitalized terms used but not defined herein are used as they are defined in the Sale Agreement (as defined below).

RECITALS

A. Pursuant to a Secured Party Sale Agreement, dated and effective as of the date hereof (the “Sale Agreement”), by and among Purchaser and Sallyport Commercial Finance, LLC (the “Secured Party”), Secured Party will sell to Purchaser all of Bangarang’s interests in the Purchased Assets, and Purchaser will purchase the Purchased Assets from Secured Party, upon the terms and conditions set forth in the Sale Agreement (the “Transaction”).

B. As a condition to the consummation of the Closing of the Transaction, and to induce Purchaser to enter into the Sale Agreement and consummate the Transaction (including to assume the Assumed Liabilities in accordance with the Sale Agreement), Bangarang has entered into this Agreement and agrees to be bound hereby.

NOW, THEREFORE, in consideration of the promises and the covenants and agreements set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including the Release Agreement Payment (as hereinafter defined), the parties hereby agree as follows:

1. Waiver of Any Existing Restrictive Covenants. Effective upon and as of the Closing Date, Bangarang (on behalf of itself and any of its affiliates) hereby grants the Purchaser and its affiliates and representatives a full and complete waiver and release of any non-competition and/or non-solicitation or similar restrictive covenants of any parties owed to Bangarang or any affiliate thereof as of the date hereof.

2. Obligation to Remit Purchased Assets. Following the Closing Date, Bangarang shall promptly remit to the Purchaser all Purchased Assets and any and all security deposits, checks, cash, payments, mail or other communications relating to the Purchased Assets or the Assumed Liabilities that are received by Bangarang after the Closing Date.

3. Obligation to Wind-Down Bangarang. Following the Closing Date, Bangarang shall (i) cease business operations, and (ii) appoint an officer of Bangarang to act as Bangarang’s chief wind-down officer (the “Chief Wind-Down Officer”), who shall [redacted].

4. Release Agreement Payment. On the Closing Date, and in addition to the payment of the Cash Purchase Price to the Secured Party and the assumption of the Assumed Liabilities under the Sale Agreement, the Purchaser shall tender to Bangarang $370,000.00 (the “Release Agreement Payment”), which shall be paid via wire transfer to Bangarang in an account controlled exclusively by the Chief Wind-Down Officer (the “Bangarang Custodial Account”).

5. Acknowledgement of Capital Contribution. Bangarang acknowledges that the Purchaser will make, at the Closing, an additional capital contribution to Gander Group Louisiana, LLC (“GGLA”), which will be wholly-owned by the Purchaser as a result of the Closing and the acquisition of the Purchased Assets, which amount shall be used to effectuate the release of a security interest in the assets of GGLA.

6. Representations and Warranties. Bangarang each hereby represents and warrants to Purchaser as follows:

(a) Bangarang has the full power and authority to execute, deliver and perform this Agreement and has taken all actions necessary to secure all approvals required in connection therewith. Bangarang further represents and warrants that the execution, delivery and performance of this Agreement by such Bangarang has been duly authorized by all necessary action. This Agreement constitutes legal, valid and binding obligations of Bangarang, enforceable against Bangarang in accordance with its terms, except as the enforcement thereof may be limited by applicable Law with respect to such agreements, bankruptcy, insolvency, fraudulent conveyances, moratorium, reorganization or similar Laws relating to or affecting the enforcement of creditors rights generally and by principles of equity regarding the availability of remedies.

(b) The Purchaser and its respective successors, assigns, agents, representatives, attorneys, subsidiaries, officers, directors, affiliates, parents, partners, members, and employees are “Releasees” (the “Released Parties”) under Paragraph 12 of that certain Agreement Regarding Voluntary Surrender of Collateral and Consent to Sale, of even date, by and between Bangarang and the Secured Party (the “Surrender Agreement”),

(c) The Representations, Warranties and Covenants contained in the Surrender Agreement are true and accurate.

(d) The Released Parties are Third Party Beneficiaries under the Surrender Agreement.

7. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance herefrom, and (d) in lieu of such provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible.

8. Entire Agreement; Amendment. This Agreement contains the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Purchaser and Bangarang, or in the case of a waiver, by the party or parties waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

9. Governing Law; Waiver of Jury Trial; Consent to Jurisdiction and Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW CASTLE IN THE STATE OF DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, WITH SUCH SERVICE TO BECOME EFFECTIVE 15 CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10. Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed or caused this Release to be executed as of the date first above written.

PURCHASER:	STRAN LOYALTY SOLUTIONS, LLC

	By:	/s/ Andrew Shape
	Name:	Andrew Shape
	Title:	President and CEO

BANGARANG:	BANGARANG ENTERPRISES, LLC

	By:	/s/ Josh Blake
	Name:	Josh Blake
	Title:	CEO

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